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                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT
                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


                DATE OF REPORT (Date of earliest event reported)
                                  May 14, 2008


                           BLACKWATER MIDSTREAM CORP.
             (Exact name of Registrant as specified in its charter)

                                     NEVADA
                 (State or other jurisdiction of incorporation)


                                   333-103647
                            (Commission File Number)

                                   26-2590455
                      (IRS Employer Identification Number)


                                  4006 Highway 44
                             Garyville, Louisiana 70076
                    (Address of principal executive offices)


                                 (201) 290-8369
              (Registrant's telephone number, including area code)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

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Item 1.01  Entry into a Material Definitive Agreement.

        On May 14, 2008, the Company entered into an Employment Offer Letter attached hereto as Exhibit 10.1 with Dale T. Chatagnier ("Chatagnier"), who pursuant to the terms therein, was designated and appointed as the Company's Chief Operating Officer. The appointment of Mr. Chatagnier as Chief Operating Officer begins May 14, 2008 with salary commencing as of May 1, 2008.

        Under the terms of the Employment Offer Letter, the Company shall prepare a written employment agreement to be executed on or before May 31, 2008. The term of employment shall be not less than five years, subject to earlier termination as provided in the offer. Mr. Chatagnier's salary shall be $225,000 per year payable in arrears in equal semi-monthly installments on the 15th and last day of each calendar month.

        Mr. Chatagnier will be granted shares of common stock representing one-half percent (0.5%)of the Company's outstanding shares and a non-qualified option to purchase an additional two percent(2%) of the Company's outstanding shares at an exercise price equal to the fair market value of the common stock on May 14, 2008, of $2.80 per share, which options shall vest over the term of employment subjecct to fulfillment of performance criteria to be established by the Board of Directors.

        Mr. Chatagnier shall be entitled to three weeks paid vacation per year and all Company insurance benefits adopted for executive officers.


Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

        On May 14, 2008, the Company's Board of Directors appointed Mr. Dale T. Chatagnier, to the position of Chief Operating Officer of the Company. The acceptance by Mr. Chatagnier as the Chief Operating Officer of the Company is effective as of May 14, 2008.

        The Board of Directors continues to be comprised of Michael D. Suder, the Chief Executive Officer, and Christopher A. Wilson. Mr. Wilson also serves as outside legal counsel to the Company on certain corporate and securities matters and receives fees for such services. As a result, neither Mr. Wilson nor Mr. Suder are considered to be independent directors.

Item 9.01   Financial Statements and Exhibits

(d)   Exhibits

10.1 Employment Offer Letter entered into with Dale T. Chatagnier, dated May 14, 2008.

99.1     Press release of appointment of Dale T. Chatagnier dated May 15, 2008.




                                      # # #

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                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                               BLACKWATER MIDSTREAM CORP.
                                  (Registrant)



                               By: /s/ Christopher A. Wilson
                                   ---------------------------------------
                                   Name: Christopher A. Wilson
                                   Title: Chief Financial Officer



Date: May 16, 2008

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Exhibit 10.1       Chatagnier Employment Offer Letter, dated May 14, 2008.

Exhibit 99.1       Press Release dated May 15, 2008